Kenne Ruan, CPA, P.C. Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525 kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1 of China Bull Management Inc. of our report dated March 12, 2012, relating to the financial statements of the years ended December 31, 2011 and 2010.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

March 30, 2012